Exhibit 10.3

GUARANTY AGREEMENT

This Guaranty Agreement (as amended, supplemented or otherwise modified and in effect from time to time, this “Guaranty Agreement”) is made as of September 2, 2005 by New Century Financial Corporation, a Maryland corporation (the “Guarantor”) in favor of DB Structured Products, Inc. (“DBSP” or the “Committed Buyer”), Aspen Funding Corp. (“Aspen”), Newport Funding Corp. (“Newport”), Gemini Securitization Corp., LLC (“Gemini” and, together with Aspen and Newport, each a “Noncommitted Buyer” and collectively, the “Noncommitted Buyers” and, together with Committed Buyer, each a “Buyer” and collectively, the “Buyers”).

W I T N E S S E T H

WHEREAS, New Century Mortgage Corporation, New Century Credit Corporation, Home123 Corporation and NC Capital Corporation (the “Sellers”) and the Buyers are parties to the Master Repurchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”; capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Master Repurchase Agreement), pursuant to which the Buyers have agreed to purchase and the Sellers have agreed to repurchase, subject to the terms and conditions of the Master Repurchase Agreement, certain Eligible Mortgage Loans;

WHEREAS, the Guarantor directly or indirectly owns 100% of the outstanding shares in each Seller and will therefore derive a substantial direct and indirect benefit from the Buyers’ purchase and sale of Mortgage Loans from and to the Sellers pursuant to the Master Repurchase Agreement;

WHEREAS, to induce the Buyers to enter into the Master Repurchase Agreement and the other Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor has agreed to guaranty the Sellers’ obligations with respect to the Master Repurchase Agreement and the other Transaction Documents; and

WHEREAS, it is a condition precedent to the effectiveness of the Master Repurchase Agreement and the other Transaction Documents that the Guarantor execute and deliver this Guaranty Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto hereby agrees as follows:

1. The Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due (whether upon maturity, by acceleration or otherwise) of the Repurchase Price due with respect to all Transactions (including without limitation all “Price Differential” which may be payable prior to or during the pendency of any insolvency or similar proceeding with respect to any Seller) and all other obligations of the Sellers, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with the Transactions, the Master Repurchase Agreement and the other Transaction Documents, whether on account of covenants, Repurchase Prices, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Buyers that are required to be paid by the Sellers pursuant to the terms of the Master Repurchase Agreement) or otherwise (all obligations in respect of repayment of the Repurchase Prices and all of Seller’s other obligations to the Buyers relating to or arising in connection with the Master Repurchase Agreement and the other Transaction Documents being hereafter sometimes referred to as the “Guaranteed Obligations”). If any or all of any Seller’s obligations in respect of the Guaranteed Obligations become due and payable, Guarantor unconditionally promises to pay such amounts to the Committed Buyer on behalf of the Buyers, or order, on demand, together with any and all expenses which may be incurred by the Buyers in collecting any of such amounts. If the Buyers are prevented by law from accelerating any of the Guaranteed Obligations in accordance with the terms of any agreement or instrument governing same, the Buyers shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sum which would have otherwise been due had such acceleration occurred. Without limiting the generality of the foregoing, Guarantor acknowledges that this guaranty is a guaranty of payment, not a guaranty of collection.

2. Bankruptcy. Additionally, the Guarantor unconditionally and irrevocably guarantees the payment of any and all Guaranteed Obligations of any Seller, whether or not due or payable, upon the occurrence in respect of such Seller of any of the events specified in Section 7(e) or (f) of the Master Repurchase Agreement and unconditionally promises to pay such amounts to the Buyers, or order, on demand, in lawful money of the United States, without setoff or counterclaim.

3. Nature of Liability. The liability of the Guarantor hereunder is exclusive and independent of any security or other guaranty of the obligations of the Sellers whether executed by the Guarantor or by any other party, and the liability of Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Seller or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the obligations of any Seller, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution or termination of any Seller, or (e) any payment made to any or all Buyers on the obligations which such Buyer or Buyers are required to repay to any Seller, whether pursuant to a court order, in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding and the Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

4. Independent Obligation. (a) The obligations of the Guarantor hereunder are independent of the obligations of any other guarantor or any Seller, and any security for or other guarantee of the obligations of the Sellers, and a separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against any other guarantor or any Seller or any security held by the Buyers and without pursuing any other remedy, and whether or not any other guarantor or any Seller be joined in any such action or actions. The Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Seller or other circumstance which operates to toll any statute of limitations as to such Seller shall operate to toll the statute of limitations as to Guarantor. The Buyers’ rights under this Guaranty Agreement will not be exhausted by any action or inaction by the Buyers until all of the Guaranteed Obligations have been indefeasibly paid in full.

(b) The liability of the Guarantor hereunder is not affected or impaired by any direction or application of payment by any Seller or by any other party, or by any other guarantee or undertaking of any other guarantor or any other party as to the obligations of the Sellers, by any payment on, or in reduction of, any such other guarantee or undertaking, by the termination, revocation or release of any obligations under the Master Repurchase Agreement or of any other guarantor, or by any payment made to the Buyers on the Guaranteed Obligations which the Buyers repay to any Seller or any other guarantor or other person or entity, whether pursuant to court order, in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding or any other fact or circumstance which would otherwise excuse the obligation of a guarantor or surety, and Guarantor waives any right to the deferral or modification of Guarantor’s obligations hereunder by reason of any such proceeding, fact or circumstance. This Guaranty Agreement shall continue to be effective in accordance with its terms, or be reinstated, as the case may be, if at any time payment, or any part thereof, of or with respect to any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Seller or any other payor thereof, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Seller or any other payor thereof or any substantial part of its property, or otherwise, all as though such payments had not been made.

5. Authorization. Guarantor authorizes the Buyers without notice or demand, and without affecting or impairing the Guarantor’s liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Guaranteed Obligations or any part thereof, including any increase or decrease of the rate of interest thereon, (b) take and hold security from the Sellers, any guarantor or any other party for the payment of this guaranty or the Guaranteed Obligations and subordinate, compromise, exchange, enforce, waive and release any such security or accept additional or substituted security, (c) apply such security and direct the order or manner of sale thereof as the Committed Buyer in its discretion may determine and (d) release, add or substitute any one or more endorsers, guarantors or other obligors. Any modifications, renewals and extensions of the Guaranteed Obligations may be made at any time by the Buyers, before or after any termination of the Master Repurchase Agreement, and Guarantor shall be fully liable for any such modifications, renewals or extensions. The Buyers may take any of the foregoing actions upon any terms and conditions as the Buyers may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to the Buyers.

6. Reliance. It is not necessary for the Buyers to inquire into the capacity or powers of any Seller or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Sellers and all other circumstances affecting each Seller’s ability to perform its obligations to the Buyers, and agrees that no Buyer will have any duty to report to Guarantor any information which such Buyer receives about any Seller’s financial condition or any circumstances bearing on its ability to perform, and expressly waives any right to receive such information and any defense based upon failure to receive such information.

7. Subordination. Any indebtedness of any Seller now or hereafter held by Guarantor, whether in connection with this Guaranty Agreement or whether completely independent of this Guaranty Agreement and the Guaranteed Obligations, is hereby subordinated to the obligations of such Seller to the Buyers; and such indebtedness of such Seller to Guarantor shall be collected, enforced and received by Guarantor as trustee for the Buyers and be paid over to the Buyers on account of the obligations of such Seller to the Buyers, but without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this Guaranty Agreement. Guarantor further agrees that it will not assert any claim against any Seller until all Guaranteed Obligations have been completely satisfied. Prior to the transfer by Guarantor of any note or negotiable instrument evidencing any indebtedness of any Seller to Guarantor, Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

8. Waivers of Defenses. Guarantor waives: (a) all statutes of limitation as to the Guaranteed Obligations, this Guaranty Agreement or otherwise as a defense to any action brought against Guarantor by any Buyer, to the fullest extent permitted by law; (b) any defense based upon any legal disability of any Seller or any discharge or limitation of the liability of any Seller to the Buyers, whether consensual or arising by operation of law or any bankruptcy, insolvency, or debtor-relief proceeding, or from any other cause; (c) presentment, demand, protest and notice of any kind; (d) any defense based upon or arising out of any defense which any Seller may have to the payment or performance of any part of the Guaranteed Obligations except payment in full; (e) any defense based upon any disbursements by the Buyers to any Seller pursuant to any agreements or instruments governing the Guaranteed Obligations whether same be deemed an additional advance or be deemed to be paid out of any special interest or other fund accounts, as constituting unauthorized payments hereunder or amounts not guaranteed by this Guaranty Agreement; (f) all rights to participate in any security held by the Buyers for the Guaranteed Obligations; (g) irregularity or unenforceability of any agreement or instrument representing or governing the Guaranteed Obligations; (h) any request that a Buyer be diligent or prompt in making demands hereunder or under any agreement or instrument representing or governing the Guaranteed Obligations; and (i) any other defense in law or equity (except the defense that the Guaranteed Obligations have been indefeasibly paid in full) which, under applicable law, would release the obligation of a guarantor or surety, until the Guaranteed Obligations have been indefeasibly paid in full.

9. Representations and Warranties. Guarantor represents, warrants and agrees (which representations, warranties and agreements shall survive Guarantor’s execution of this Guaranty Agreement) to the Buyers that.

(a) Existence. It (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate, limited liability company or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

(b) Action. It is duly authorized and has all necessary corporate, limited liability company or other power, authority and legal right to execute, deliver and perform its obligations under each Transaction Document to which it is a party, to execute and deliver each Transaction Document to which it is a party, and has taken all necessary action to authorize such execution, delivery and performance, and each Transaction Document to which it is a party constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor’s rights generally and by general equitable principles. This Guaranty Agreement is in proper legal form under the laws of Guarantor’s jurisdiction of incorporation and of the jurisdiction of its principal location for enforcement thereof against Guarantor in the courts of any such jurisdiction. In any legal action upon this Guaranty Agreement in any such jurisdiction, the choice of law set forth in Section 15 hereof would be given effect by the courts of such jurisdiction.

(c) Authorized Signatory. The person signing each Transaction Document to which it is a party on its behalf is duly authorized to do so.

(d) No Breach. Neither (i) the execution and delivery of any Transaction Document to which it is a party nor (ii) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will violate any law, ordinance, charter, by-law or rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, applicable to it or any material agreement or instrument by which it is bound or by which any of its assets are affected, or constitute a default under any such agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Agreement) upon any of its property pursuant to the terms of any such agreement or instrument.

(e) Financial Condition. The Guarantor has heretofore furnished to Buyers a copy of (i) the consolidated balance sheet of the Guarantor and its consolidated Subsidiaries for the first two quarterly fiscal periods of the Guarantor’s fiscal year ended December 31, 2005 and the related consolidated statements of income and retained earnings and of cash flows of the Guarantor and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year and (ii) the consolidated balance sheet of the Guarantor and its consolidated Subsidiaries for the fiscal year ended 2004 and the related consolidated statements of income and retained earnings and of cash flows of the Guarantor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of KPMG, LLP. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis, excluding footnotes and normal year-end adjustments. Since December 31, 2004, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements. Except as disclosed in such financial statements, the Guarantor is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a reasonable likelihood of causing a Material Adverse Effect.

(f) Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against it or affecting any of its property before any Governmental Authority (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a Material Adverse Effect or (ii) which questions the validity or enforceability of any Transaction Document to which it is a party or any action to be taken in connection with the transactions contemplated hereby.

(g) Approvals. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or securities exchange or any other person is required or necessary in connection with the transactions hereunder or with the execution, delivery, performance, validity or enforceability of any Transaction Document to which it is a party or the consummation of the transactions contemplated thereby, except as previously obtained and currently in full force and effect.

(h) Taxes. It has filed (or an Affiliate has filed on its behalf) all Federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in accordance with GAAP have been provided. The charges, accruals and reserves on its books in respect of taxes and other governmental charges are, in its opinion, adequate.

(i) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by it or on its behalf in connection with or pursuant to this Agreement or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact. All written information furnished to Buyers after the date hereof by it or on its behalf or in connection with this Agreement and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to any of its Responsible Officers, after due inquiry, that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyers for use in connection with the transactions contemplated hereby.

(j) REIT Status. It has at all times been qualified as a real estate investment trust (as defined in Section 856 of the Code) and has at all times been entitled to a dividends paid deduction under Section 857(b) of the Code with respect to any dividends paid by it with respect to each taxable year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year. It has not engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code.

10. Covenants. For so long as the Master Repurchase Agreement is in effect, Guarantor agrees that it:

(a) shall do all things necessary to remain duly organized, validly existing and in good standing as a corporation or limited liability company in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which such Seller conducts business

(b) shall pay and discharge or cause to be paid and discharged, when due, all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided in accordance with GAAP. It shall file on a timely basis (including any extensions) all federal and all material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it;

(c) shall take all steps necessary to maintain its status as a real estate investment trust (as defined in Section 856 of the Code) that is entitled to the dividends paid deduction under Section 857(b) of the Code, and shall not take any steps that would result in loss of that status; and

(d) notify each Buyer of any event which would reasonably be expected to have a Material Adverse Effect, including without limitation, litigation or licensing issues which would reasonably be expected to have a Material Adverse Effect.

11. Waiver of Subrogation. The Guarantor hereby irrevocably waives (but only until the final indefeasible payment and satisfaction of all Guaranteed Obligations due to Buyers and the termination of all commitments of the Buyers under the Master Repurchase Agreement) any claim or other rights which it may now have or hereafter acquire against any Seller or any other guarantor that arise from the existence, payment, performance or enforcement of Guarantor’s obligations under this Agreement, the Master Repurchase Agreement, including (without limitation) any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Buyers against any Seller or any other guarantor or any collateral which any Buyer now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law including (without limitation) the right to take or receive from any Seller, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full and the commitments of the Buyers under the Master Repurchase Agreement terminated, such amount shall be deemed to have been paid to Guarantor for the benefit of, and held in trust for the benefit of, the Buyers and shall forthwith be paid to the Committed Buyer on behalf of the Buyers to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Master Repurchase Agreement. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Master Repurchase Agreement and that the waiver set forth in this Guaranty Agreement is knowingly made in contemplation of such benefits.

12. Default. The Buyers may declare Guarantor in default under this Guaranty Agreement, and may exercise all of its rights hereunder and demand payment of the aggregate outstanding principal amount of all Guaranteed Obligations, if the Guarantor fails to perform any of its obligations under this Guaranty Agreement or if the Guarantor becomes the subject of any bankruptcy, insolvency, arrangement, reorganization, moratorium, or other debtor-relief proceeding under any law, whether now existing or hereafter enacted, or upon the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of the Guarantor.

13. Right of Setoff. In addition to all rights of setoff or lien against any moneys, securities or other property of the Guarantor given to the Buyers by law, upon the occurrence of any default under any agreement or instrument governing any of the Guaranteed Obligations or under this Guaranty Agreement, each Buyer is authorized at any time and from time to time, without notice to Guarantor or to any other person or entity, any such notice being hereby expressly waived by Guarantor, to set-off and apply any and all deposits (general) and any other indebtedness at any time held or owing by any Buyer to or for the credit or the account of the Guarantor against and on account of the obligations of the Guarantor under this Guaranty Agreement, irrespective of whether or not such Buyer shall have made any demand hereunder or any demand for payment of any Guaranteed Obligation and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

14. Costs and Expenses. In addition to the amounts guaranteed hereunder, the Guarantor agrees to pay the Buyers’ reasonable out-of-pocket costs and expenses, including but not limited to legal fees and disbursements, incurred in any effort to collect or enforce any of the Guaranteed Obligations or this Guaranty Agreement, whether or not any lawsuit is filed. Until paid to the Committed Buyer on behalf of the Buyers, such sums will bear interest at the Alternate Base Rate (as defined in the Master Repurchase Agreement) plus 2% per annum; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount. Interest accrued hereunder pursuant to this paragraph shall be payable on demand and shall be calculated on the basis of the actual number of days elapsed and a 360-day year.

15. Cumulative Remedies. No delay or failure by any Buyer to exercise any right or remedy against, or to require performance by, Seller or Guarantor or any other party shall be construed as a waiver of that right, remedy or requirement. All remedies of the Buyers against the Sellers and Guarantor are cumulative. All powers of the Buyers to exercise any right or remedy against, or to require performance by, the Sellers, the Servicer and Guarantor shall remain in full force and effect until specifically waived or released by an instrument in writing executed by the Buyers.

16. Governing Law. THIS GUARANTY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17. Jurisdiction. The Guarantor irrevocably agrees that any legal action, suit or proceeding against the Guarantor arising out of this Guaranty Agreement may be brought in the United States District Court located in the City of New York, New York or in the courts of the State of New York and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any action, suit or proceeding for the Guarantor and in respect of the Guarantor’s properties, assets and revenues. The Guarantor further irrevocably agrees to the service of any legal process, summons, notices and documents out of any of the aforesaid courts by mailing copies thereof by certified mail, postage prepaid, to the Guarantor at its address designated pursuant to this Guaranty Agreement. Nothing herein shall in any way be deemed to limit either party’s ability to serve any such legal process, summons, notices and documents in any other manner, as may be permitted by applicable law or to obtain jurisdiction over any party, or bring actions, suits or proceedings against either party in such other jurisdictions, and in such manner, as may be permitted by applicable law.

18. Severability. If any one or more of the provisions contained in this Guaranty Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

19. Taxes. All payments hereunder shall be made by Guarantor to the Committed Buyer on behalf of the Buyers without setoff or counterclaim and in such amounts as may be necessary in order that all such payments received by the Committed Buyer, after withholding for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed on the amounts payable by the Guarantor hereunder by any government or any political subdivision or taxing authority thereof shall not be less than the amount required to be received by the Committed Buyer hereunder. In addition, the Guarantor shall on demand indemnify the Committed Buyer for all income taxes on additional amounts paid pursuant to the preceding sentence. With respect to each such deduction or withholding, the Guarantor shall promptly (and in no event later than 30 days thereafter) furnish to the Committed Buyer such certificates, receipts and other documents as may be required to establish any tax credit, exemption or reduction in rate related thereto.

20. Notices, Requests, Demands, etc. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service, or three Business Days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested) or (in the case of telex, telegraphic, telecopier or cable notice) when delivered to the telex, telegraph, telecopier or cable company, or (in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto) when sent; in each case addressed to the party entitled to receive same to the address stated alongside its name on the signature page hereto (or to such other address as any party hereto may hereafter specify to the other in writing); provided that communications with respect to a change of address shall be deemed to be effective when actually received.

21. Amendment. No provisions of this Guaranty Agreement shall be waived, amended or supplemented except by a written instrument executed by the Buyers and Guarantor.

22. Miscellaneous. The provisions of this Guaranty Agreement will bind and benefit the successors and assigns of the Guarantor and the Buyers. The term “Seller” will mean both the named Seller and any other person or entity at any time assuming or otherwise becoming primarily liable on all or any part of the Guaranteed Obligations of such Seller. The descriptive headings used in this Guaranty Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

23. Waiver of Claims. The Guarantor hereby acknowledges, agrees and affirms that it possesses no claims, defenses, offsets, recoupment or counterclaims of any kind or nature against or with respect to the enforcement of this Guaranty Agreement, the Custodial Agreements or the Master Repurchase Agreement or any amendments thereto (collectively, the “Claims”), nor does Guarantor now have knowledge of any facts that would or might give rise to any Claims. If facts now exist which would or could give rise to any Claim against or with respect to the enforcement of this Guaranty Agreement, the Custodial Agreements, the Master Repurchase Agreement or the other Transaction Documents, as any of the foregoing may have been amended by the amendments thereto, Guarantor hereby unconditionally, irrevocably and unequivocally waives and fully releases any and all such Claims as if such Claims were the subject of a lawsuit, adjudicated to final judgment from which no appeal could be taken and therein dismissed with prejudice.

24. Counterparts. This Guaranty Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

25. WAIVER OF JURY TRIAL. EACH OF THE BUYERS AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE SELLERS, THE BUYERS, THE SERVICER OR THE GUARANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYERS ENTERING INTO THIS GUARANTY AGREEMENT AND THE MASTER REPURCHASE AGREEMENT REFERRED TO ON THE FIRST PAGE HEREOF.

26. Integration.

THIS AGREEMENT, THE MASTER REPURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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NEW CENTURY FINANCIAL CORPORATION

By /s/ Patrick Flanagan
Name: Patrick Flanagan
Title: Executive Vice President

By /s/ Brad A. Morrice
Name: Brad A. Morrice
Title: Vice Chairman, President and COO

Address:

New Century Financial Corporation

18400 Von Karman
Irvine, California 92612

ACCEPTED BY:

DB STRUCTURED PRODUCTS, INC.

By /s/ Glenn Minkoff
Name: Glenn Minkoff
Title: Director

By /s/ Frank Byrne
Name: Frank Byrne
Title: Managing Director

Address:
DB Structured Products, Inc.

60 Wall Street
New York, NY 10005
Attention: Glenn Minkoff
Telecopier No.: (212) 797-5160
Telephone No.: (212) 250-3406

ASPEN FUNDING CORP.

By /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

Address:
Aspen Funding Corp.
c/o AMACAR Group, L.L.C.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211
Attention: Doris Hearn/Evelyn Echevarria
Telecopier No.: (704) 365-1362

with a copy to:
c/o Deutsche Bank AG, New York Branch,

Administrative Agent
60 Wall Street
New York, NY 10005
Attention: Glenn Minkoff
Telecopier No.: (212) 797-5160
Telephone No.: (212) 250-3406

NEWPORT FUNDING CORP.

By /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

Address:
Newport Funding Corp.
c/o AMACAR Group, L.L.C.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211
Attention: Doris Hearn/Evelyn Echevarria
Telecopier No.: (704) 365-1362

with a copy to:
Deutsche Bank AG, New York Branch,

Administrator
60 Wall Street
New York, NY 10005
Attention: Glenn Minkoff
Telecopier No.: (212) 797-5160
Telephone No.: (212) 250-3406

GEMINI SECURITIZATION CORP., LLC
By: Gemini Member Corp., as sole member

By /s/ R. Douglas Donaldson
Name: R. Douglas Donaldson
Title: Treasurer

Address:
Gemini Securitization Corp., LLC

c/o Ropes & Gray, LLP
One International Place
Boston, Massachusetts 02110
Attention: R. Douglas Donaldson
Telecopier No.: (617) 951-7050
Telephone No.: (617) 951-7000

with a copy to:
Deutsche Bank AG, New York Branch,
Administrative Agent,
60 Wall Street
New York, NY 10005
Attention: Glenn Minkoff
Telecopier No.: (212) 797-5160
Telephone No.: (212) 250-3406